                                                         Exhibit 1.2
                                                Draft - December 1, 1998



                        METTLER-TOLEDO INTERNATIONAL INC.
                            (a Delaware corporation)

                       ___________ Shares of Common Stock





                        INTERNATIONAL PURCHASE AGREEMENT












Dated: ___________, 199_






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                               TABLE OF CONTENTS

U.S. PURCHASE AGREEMENT...........................................................................................1
                 SECTION 1. Representations and Warranties........................................................3
                  (a)       Representations and Warranties by the Company and Mettler.............................3
                            (i)  Compliance with Registration Requirements........................................4
                            (ii)  Independent Accountants.........................................................4
                            (iii)  Financial Statements...........................................................5
                            (iv)  No Material Adverse Change in Business..........................................5
                            (v)  Good Standing....................................................................6
                            (vi)  Good Standing of Subsidiaries...................................................6
                            (vii)  Capitalization.................................................................6
                            (viii)  Authorization of Agreement....................................................7
                            (ix)  Authorization and Description of Securities.....................................7
                            (x)  Absence of Defaults and Conflicts................................................7
                            (xi)  Absence of Labor Dispute........................................................8
                            (xii)  Absence of Proceedings.........................................................8
                            (xiii)  Accuracy of Exhibits..........................................................8
                            (xiv)  Possession of Intellectual Property............................................8
                            (xv)  Absence of Further Requirements.................................................9
                            (xvi)  Possession of Licenses and Permits.............................................9
                            (xvii)  Title to Property.............................................................9
                            (xviii)  Investment Company Act......................................................10
                            (xix)  Environmental Laws............................................................10
                            (xx)  Registration Rights............................................................11
                            (xxi)  Taxes.........................................................................11
                            (xxii)  Accounting Controls..........................................................11
                            (xxiii)  Insurance...................................................................11
                            (xxiv)  Stabilization or Manipulation................................................12
                            (xxv)  Certain Relationships.........................................................12
                            (xxvi)  No Offering Material.........................................................12
                            (xxvii)  Suppliers...................................................................12
                  (b)       Representations and Warranties by the Selling Shareholders...........................12
                  (c)       Officer's Certificates...............................................................14
                 SECTION 2. Sale and Delivery to International Managers; Closing.................................15
                  (a)       Initial Securities...................................................................15
                  (b)       Option Securities....................................................................15
                  (c)       Payment..............................................................................16
                  (d)       Denominations; Registration..........................................................16
                 SECTION 3. Covenants of the Company.............................................................16
                  (a)       Compliance with Securities Regulations and Commission Requests.......................17
                  (b)       Filing of Amendments.................................................................17
                  (c)       Delivery of Registration Statements..................................................17
                  (d)       Delivery of Prospectuses.............................................................17

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

                  (e)       Continued Compliance with Securities Laws............................................18
                  (f)       Blue Sky Qualifications..............................................................18
                  (g)       Rule 158.............................................................................18
                  (h)       Restriction on Sale of Securities....................................................19
                  (i)       Reporting Requirements...............................................................19
                 SECTION 4. Payment of Expenses..................................................................19
                  (a)       Expenses.............................................................................19
                  (b)       Expenses of the Selling Shareholders.................................................20
                  (c)       Termination of Agreement.............................................................20
                 SECTION 5. Conditions of International Managers' Obligations....................................20
                  (a)       Effectiveness of Registration Statement..............................................20
                  (b)       Opinion of Counsel for Company.......................................................21
                  (c)       Opinion of German Counsel for the Company............................................21
                  (d)       Opinion of Swiss Counsel for the Company.............................................21
                  (e)       Opinion of Christine J. Smith, Esq...................................................21
                  (f)       Opinion of Counsel for the Selling Shareholders......................................21
                  (g)       Opinion of Counsel for International Managers........................................22
                  (h)       Officers' Certificate................................................................22
                  (i)       Certificate of Selling Shareholders..................................................22
                  (j)       Litigation Certificate...............................................................22
                  (k)       Accountant's Comfort Letter..........................................................23
                  (l)       Bring-down Comfort Letter............................................................23
                  (m)       Approval of Listing..................................................................23
                  (n)       No Objection.........................................................................23
                  (o)       Lock-up Agreements; Registration Rights..............................................23
                  (p)       Purchase of Initial U.S. Securities..................................................23
                  (q)       Conditions to Purchase of International Option Securities............................23
                            (i)  Officers' Certificate...........................................................24
                            (ii)  Certificate of Selling Shareholder.............................................24
                            (iii)  Opinion of Counsel for Company................................................24
                            (iv)  Opinion of Christine J. Smith, Esq.............................................24
                            (v)  Opinion of Counsel for Selling Shareholders.....................................24
                            (vi)  Opinion of Counsel for International Managers..................................24
                            (vii)  Opinion of German Counsel for Company.........................................24
                            (viii)  Opinion of Swiss Counsel for Company.........................................25
                            (ix)  Bring-down Comfort Letter......................................................25
                            (x)  Litigation Certificate..........................................................25
                  (r)       Additional Documents.................................................................25
                  (s)       Termination of Agreement.............................................................25
                 SECTION 6. Indemnification......................................................................25
                  (a)       Indemnification of International Managers............................................25
                  (b)       Indemnification of Selling Shareholders by the Company and Mettler
                            .....................................................................................27
                  (c)       Indemnification of Company, Directors and Officers and Selling
                            Shareholders.........................................................................27

                                       II
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

                  (d)       Actions against Parties; Notification................................................28
                  (e)       Settlement without Consent if Failure to Reimburse...................................28
                  (f)       Other Agreements with Respect to Indemnification.....................................28
               SECTION  7.  Contribution.........................................................................28
               SECTION  8.  Representations, Warranties and Agreements to Survive Delivery.......................30
               SECTION  9.  Termination of Agreement.............................................................30
                  (a)       Termination; General.................................................................30
                  (b)       Liabilities..........................................................................31
               SECTION 10.  Default by One or More of the International Managers.................................31
               SECTION 11.  Default by one or more of the Selling Shareholders...................................32
               SECTION 12.  Notices..............................................................................32
               SECTION 13.  Parties..............................................................................32
               SECTION 14.  GOVERNING LAW AND TIME...............................................................33
               SECTION 15.  Effect of Headings...................................................................33

         SCHEDULES
                  Schedule A - List of Underwriters.........................................................Sch A-1
                  Schedule B - List of Selling Shareholders.................................................Sch B-1
                  Schedule C - Shares of Common Stock.......................................................Sch C-1
                  Schedule D - List of persons and entities subject to lock-up..............................Sch D-1
                  Schedule E - List of Selling Shareholders Delivering Opinions.............................Sch E-1

         EXHIBITS
                  Exhibit A - Form of Opinion of Company's Counsel..............................................A-1
                  Exhibit B - Form of Local Counsel Opinion.....................................................B-1
                  Exhibit C - Form of Opinion of Christine J. Smith, Esq........................................C-1
                  Exhibit D - Form of Opinion of Selling Shareholders' Counsel................................. D-1
                  Exhibit E - Form of Litigation Certificate of the
                     Chief Financial Officer and the General Counsel of the Company.............................E-1
                  Exhibit F - Form of Lock-up Letter........................................................... F-1

                                      III
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                        METTLER-TOLEDO INTERNATIONAL INC.
                            (a Delaware corporation)


                  _____________________ Shares of Common Stock

                           (Par Value $.01 Per Share)

                        INTERNATIONAL PURCHASE AGREEMENT

                                                         ________________, 199_

MERRILL LYNCH INTERNATIONAL

___________________________
  as Lead Managers of the several International Managers
c/o  Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY
England

Ladies and Gentlemen:

         Mettler-Toledo International Inc., a Delaware corporation (the "Company"), Mettler-Toledo, Inc. ("Mettler") and the persons listed on Schedule B hereto (the "Selling Shareholders"), confirm their agreement with Merrill Lynch International ("Merrill Lynch") and each of the other International Managers named in Schedule A hereto (collectively, the "International Managers", which term shall also include any underwriter substituted as hereinafter provided in Section 10) hereof), for whom Merrill Lynch and ________________________ are acting as representatives (in such capacity, the "Lead Managers"), with respect to (i) the sale by the Selling Shareholders, and the purchase by the International Managers, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") set forth in Schedules A and B hereto, and (ii) the grant by the Selling Shareholders to the International Managers, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of _______________ additional shares of Common Stock to cover over-allotments, if any. The aforesaid ______________ shares of Common Stock (the "Initial International Securities") to be purchased by the U.S. Underwriters and all or any part of the _________________shares of Common Stock subject to the option described in Section 2(b) hereof (the "International Option Securities") are hereinafter called, collectively, the "International Securities".

         It is understood that the Company and the Selling Shareholders are concurrently entering into an agreement dated the date hereof (the "U.S. Purchase Agreement") providing for the offering by the Selling Shareholders of an aggregate of _________ shares of Common Stock (the "Initial U.S. Securities") through arrangements with certain underwriters in the United States and Canada (the "U.S. Underwriters") for which Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and _____________________________________ are acting as representatives (the "U.S. Representatives"), and the grant by the Selling Shareholders to the U.S. Underwriters, acting severally and not jointly, of an option to purchase all or any part of the International Managers' pro rata portion of up to __________________ additional shares of Common Stock solely to cover overallotments, if any (the "U.S. Option Securities" and, together with the International Option Securities, the "Option Securities"). The Initial U.S. Securities and the U.S. Option Securities are hereinafter called the "U.S. Securities". It is understood that the Selling Shareholders are not obligated to sell and the International Managers are not obligated to purchase any Initial International Securities unless all of the Initial U.S. Securities are contemporaneously purchased by the U.S. Underwriters.

         The International Managers and the U.S. Underwriters are hereinafter collectively called the "Underwriters", the Initial International Securities and the Initial U.S. Securities are hereinafter collectively called the "Initial Securities", and the International Securities and the U.S. Securities are hereinafter collectively called the "Securities".

         The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

         The Company and the Selling Shareholders understand that the International Managers propose to make a public offering of the International Securities as soon as the Lead Managers deem advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No.__________) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the International Securities (the "Form of International Prospectus") and one



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relating to the U.S. Securities (the "Form of U.S. Prospectus"). The
Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting." The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph
(b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information". Each Form of International Prospectus and Form of U.S. Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus". Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement". Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of International Prospectus and the final Form of U.S. Prospectus in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "International Prospectus" and the "U.S. Prospectus", respectively, and collectively, the "Prospectuses". If Rule 434 is relied on, the terms "International Prospectus" and "U.S. Prospectus" shall refer to the preliminary International Prospectus, dated __________________, 199_ and preliminary U.S. Prospectus, dated ________________, 199_, respectively, each together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the International Prospectus, U.S. Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         SECTION 1. Representations and Warranties.

         (a) Representations and Warranties by the Company and Mettler. The Company and Mettler, jointly and severally, represent and warrant to each International Manager as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof and as of each Date of Delivery (if any) referred to in
Section 2(b) hereof, and agree with each International Manager, as follows:

                  (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither of the Prospectuses nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectuses or any amendments or supplements thereto were issued and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectuses shall not be "materially different", as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the International Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or the International Prospectus.

                  Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the 1933 Act Regulations.

                  (ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iii) Financial Statements. The financial statements included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the consolidated financial position of the Company and its subsidiaries and, in respect of the Predecessor Business (as defined in the Registration Statement under "Selected Historical Financial Information"), of the Company and its combined affiliated entities, as the case may be, at the dates indicated and the statement of operations, changes in net assets, stockholders' equity and cash flows of the Company and its consolidated subsidiaries and, in respect of the Predecessor Business, of the Company and its combined affiliated entities, as the case may be, for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma information and the related notes thereto included in the Registration Statement and the Prospectuses present fairly the information shown therein, have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and no material adverse effect on the ability of the Company or Mettler to enter into this Agreement or the U.S. Purchase Agreement or to consummate the transactions contemplated in this Agreement or the U.S. Purchase Agreement (any such material adverse change or effect, a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (v) Good Standing. The Company and Mettler have been duly organized and are validly existing as corporations in good standing under the laws of the State of Delaware and have corporate power and authority to own, lease and operate their properties and to conduct their business as described in the Prospectuses and to enter into and perform their obligations under this Agreement; and the Company and

         Mettler are duly qualified as foreign corporations to transact business and are in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (vi) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except for directors' qualifying shares or as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for any security interest, mortgage, pledge, lien, encumbrance, claim or equity created pursuant to the Credit Agreement (as defined in the Registration Statement) or under any local working capital facilities or interest protection agreements secured under the Credit Agreement (the "Other Secured Agreements"); and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (a) the subsidiaries listed on Exhibit 21 to the Company's registration statement on Form S-1 (Registration No. 333-35597) and (b) certain other subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

                  (vii) Capitalization. The authorized, issued and outstanding capital stock of the Company shall be as set forth in the Prospectuses under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses). The shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling

         Shareholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                  (viii) Authorization of Agreement. This Agreement and the U.S. Purchase Agreement have been duly authorized, executed and delivered by the Company and Mettler.

                  (ix) Description of Securities. The Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder.

                  (x) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments"), except for (a) with respect to the Company's subsidiaries other than the Subsidiaries, such violations that would not result in a Material Adverse Effect, and (b) such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the U.S. Purchase Agreement by the Company or Mettler, the consummation by the Company or Mettler of the transactions contemplated in this Agreement and the U.S. Purchase Agreement and the transactions contemplated herein and in the Registration Statement (including the sale of the Securities), and compliance by the Company and Mettler with their obligations under this Agreement and the U.S. Purchase Agreement have been duly authorized by all necessary corporate action by the Company or Mettler, as the case may be, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for (A) such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect or (B) such liens, charges, or encumbrances as are created in connection with the execution, delivery and performance of the Credit Agreement or the Other Secured Agreements), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

                  (xi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company or Mettler, is imminent, and neither the Company nor Mettler is aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, might reasonably be expected to result in a Material Adverse Effect.

                  (xii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or Mettler, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the U.S. Purchase Agreement or the performance by the Company and Mettler of their obligations hereunder or under the U.S. Purchase Agreement, and the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                  (xiii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits thereto which have not been so described and filed as required.

                  (xiv) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them except where the failure to so own, possess or acquire, singly and in the aggregate, would not result in a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any

         Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or Mettler of their obligations hereunder, in connection with the offering or sale of the Securities under this Agreement and the U.S. Purchase Agreement or the consummation of the transactions contemplated by this Agreement or the U.S. Purchase Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws.

                  (xvi) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except for such Governmental Licenses the failure of which to possess would not have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any written notice of any judicial or administrative proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (xvii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectuses or as set forth in the Credit Agreement or the Other Secured Agreements, (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries or (c) would not have a Material Adverse Effect; all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectuses, are in full force and effect; and neither the Company nor any subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims as would not singly or in the aggregate result in a Material Adverse Effect.

                  (xviii) Investment Company Act. Neither the Company nor Mettler is or upon (a) the sale of the Securities as herein contemplated or (b) the consummation of the transactions contemplated by this Agreement or the U.S. Purchase Agreement will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xix) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, regulation, ordinance, code, common law or any judicial or administrative interpretation thereof enforceable at law or in equity, including any applicable judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products subject to regulation under any environmental law (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials subject to regulation under any environmental law (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company or Mettler, threatened administrative, regulatory or judicial actions, suits, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company or Mettler, there are no events or circumstances that could reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

                  (xx) Registration Rights. Except as described in the Registration Statement and the Prospectuses, no person has registration rights or other similar rights to have any securities of the Company registered by the Company under the 1933 Act. Except for persons whose shares have been included in the Registration Statement no persons who have registration rights or other similar rights relating to the Common Stock of the Company have any such rights to have Common Stock registered pursuant to the Registration Statement which have not been waived. There are no persons with registration rights or other similar rights to have any securities registered by the Company's subsidiaries under the 1933 Act.

                  (xxi) Taxes. The Company and its subsidiaries have filed all tax returns that are required to have been filed by them pursuant to applicable law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP, and except for the failure to pay such taxes which, individually and in the aggregate, would not have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of any tax liability for any years not finally determined are adequate in accordance with GAAP to meet any assessments or reassessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

                  (xxii) Accounting Controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xxiii) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all policies with respect to such insurance are in full force and effect.

                  (xxiv) Stabilization or Manipulation. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of any such entity to facilitate the sale or resale of the Securities.

                  (xxv) Certain Relationships. No relationship, direct or indirect, exists between or among any of the Company and any of its subsidiaries or any affiliate of any such entity, on the one hand, and any director, officer, stockholder, customer or supplier of any of them, on the other hand, which is required by the 1933 Act or by the 1933 Act Regulations to be described in the Registration Statement or the Prospectuses which is not so described or is not described as required.

                  (xxvi) No Offering Material. The Company and its subsidiaries have not distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, any preliminary prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act and approved by the U.S. Representatives.

                  (xxvii) Suppliers. No supplier of merchandise to the Company or any of its subsidiaries has ceased shipments of merchandise thereto, which cessation would result in a Material Adverse Effect.

         (b) Representations and Warranties by the Selling Shareholders. Each Selling Shareholder severally and not jointly represents and warrants to each Underwriter as of the date hereof, as of the Closing Time, and, if the Selling Shareholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter, as follows:

                  (i) Such Selling Shareholder has reviewed and is familiar with the Registration Statement and the Prospectuses and the Prospectuses do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the representations and warranties made in this paragraph
         (i) shall be only with respect to the information furnished in writing by or on behalf of Such Shareholder expressly for use in the Registration Statement (or any amendment thereto).

                  (ii) Such Selling Shareholder has full right, power and authority to execute, deliver and perform its obligations under this Agreement, the U.S. Purchase Agreement and the Power of Attorney and Custody Agreement, and to sell, transfer and deliver the Securities pursuant to this Agreement; and this Agreement, the U.S. Purchase Agreement and the Power of Attorney and Custody Agreement have been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and constitutes a valid and binding agreement of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting enforcement of creditors' rights generally or by general principles of equity.

                  (iii) There is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of such Selling Shareholder, threatened, to which such Selling Shareholder is or would be a party or of which the property of such Selling Shareholder is or may be subject, that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the sale of Securities by such Selling Shareholder or any of the other transactions contemplated hereby or (ii) questions the legality or validity of any such transactions or seeks to recover damages or obtain other relief in connection with any such transactions.

                  (iv) No filing, authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court (other than under the 1933 Act and the 1933 Act Regulations and the securities or blue sky laws of the various states in connection with the sale of the Securities), domestic or foreign, is required by reason of facts specifically pertaining to such Selling shareholder or its legal or regulatory status in connection with the due authorization, execution and delivery by such Selling Shareholder of this Agreement, the U.S. Purchase Agreement or the Power of Attorney and Custody Agreement and the valid sale and delivery of the Securities to be sold by such Selling Shareholder hereunder and thereunder.

                  (v) The execution, delivery and performance of this Agreement, the U.S. Purchase Agreement and the Power of Attorney and Custody Agreement by such Selling Shareholder, the sale of the Securities by such Selling Shareholder hereunder and thereunder, the consummation by such Selling Shareholder of the transactions herein and therein contemplated and the compliance by such Selling Shareholder with all the provisions of this Agreement, the U.S. Purchase Agreement and the Power of Attorney and Custody Agreement will not result in a violation of the charter or bylaws of such Selling Shareholders which are corporations or the partnership agreement or certificate of limited partnership, if applicable, of such Selling Shareholders which are partnerships and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound, nor will such action result in any violation of the provisions of any statute relating to such Selling Shareholders or its legal or regulatory status or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder.

                  (vi) Such Selling Shareholder has, and will at the Closing Time have, and, if such Selling Shareholder is selling Option Shares on a Date of Delivery, will on the Date of Delivery have, valid and marketable title to the Securities to be sold by the Selling

         Shareholder pursuant to this Agreement and the U.S. Purchase Agreement, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind; and, at the Closing Time and, if such Selling Shareholder is selling Option Shares on a Date of Delivery, at the Date of Delivery, upon delivery of the Securities to be sold by such Selling Shareholder and payment of the purchase price therefor as contemplated in this Agreement and the U.S. Purchase Agreement, each of the Underwriters will receive good and marketable title to the Securities purchased by it from such Selling Shareholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

                  (vii) Certificates for all of the Securities to be sold by such Selling Shareholder pursuant to this Agreement and the U.S. Purchase Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian for delivery to the International Managers pursuant to this Agreement and the U.S. Underwriters pursuant to the U.S. Purchase Agreement.

                  (viii) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock; and such Selling Shareholder has not distributed and will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Securities other than any preliminary prospectus filed with the Commission or the Prospectuses or other material permitted by the 1933 Act or the 1933 Act Regulations.

                  (ix) Except as described in the Registration Statement and the Prospectuses, neither such Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

         (c) Officer's Certificates. Any certificate signed by any officer of the Company, Mettler or any of the Company's subsidiaries delivered to the Global Coordinator, the Lead Managers or to counsel for the International Managers shall be deemed a joint and several representation and warranty by the Company and Mettler to each International Manager as to the matters covered thereby; and any Certificate signed by or on behalf of the Selling Shareholders as such and delivered to the representatives or to counsel for the International Managers pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the International Managers as to the matters covered thereby.

         SECTION 2. Sale and Delivery to International Managers; Closing.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Shareholder, severally and not jointly, agrees to sell to each International Manager, severally and not jointly, and each International Manager, severally and not jointly, agrees to purchase from each Selling Shareholder, at the price per share set forth in Schedule C, that proportion of Initial International Securities set forth in Schedule B opposite the name of such Selling Shareholder which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager, plus any additional number of Initial International Securities which such International Manager may become obligated to purchase pursuant to the provisions of Section 10 hereof bears to the total number of Initial International Securities, subject, in each case, to such adjustments among the International Managers as the Lead Managers in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholders, acting severally and not jointly, hereby grant an option to the International Managers, severally and not jointly, to purchase up to an additional ______________ shares of Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial International Securities upon notice by the Global Coordinator to the Selling Shareholders setting forth the number of International Option Securities as to which the several International Managers are then exercising the option and the time and date of payment and delivery for such International Option Securities. Any such time and date of delivery for the International Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the International Option Securities, each of the International Managers, acting severally and not jointly, will purchase that proportion of the total number of International Option Securities then being purchased which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager bears to the total number of Initial International Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Debevoise & Plimpton, New York, New York 10022, or at such other place as shall be agreed upon by the Global Coordinator, the Company and the Selling Shareholders, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Selling Shareholders (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the International Option Securities are purchased by the International Managers, payment of the purchase price for, and delivery of certificates for, such International Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator, the Company and the Selling Shareholders, on each Date of Delivery as specified in the notice from the Global Coordinator to the Selling Shareholders.

         Payment shall be made to the Selling Shareholders by wire transfer of immediately available funds to bank accounts designated by the Custodian pursuant to each Selling Shareholders' Power of Attorney and Custody Agreement, as the case may be, against delivery to the Lead Managers for the respective accounts of the International Managers of certificates for the International Securities to be purchased by them. It is understood that each International Manager has authorized the Lead managers, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial International Securities and the International Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the International Managers, may (but shall not be obligated to) make payment of the purchase price for the Initial International Securities or the International Option Securities, if any, to be purchased by any International Manager whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such International Manager from its obligations hereunder.

         (d) Denominations; Registration. Certificates for the Initial International Securities and the International Option Securities, if any, shall be in such denominations and registered in such names as the Lead managers may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial International Securities and the International Option Securities, if any, will be made available for examination and packaging by the Lead Managers in the City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3. Covenants of the Company. The Company covenants with each International Manager as follows:

         (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the

Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Filing of Amendments. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the International Managers shall object.

         (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Lead Managers and counsel for the International Managers, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Lead Managers, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the International Managers. The copies of the Registration Statement and each amendment thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) Delivery of Prospectuses. The Company has delivered to each International Manager, without charge, as many copies of each preliminary prospectus as such International Manager reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each International Manager, without charge, during the period when the International Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the International Prospectus (as amended or supplemented) as such International Manager may reasonably request. The International Prospectus and any amendments or supplements thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the U.S. Purchase Agreement and the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the International Managers or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the International Managers such number of copies of such amendment or supplement as the International Managers may reasonably request; provided, however, that if the date of any such amendment or supplement is more than 270 days after the date hereof, the preparation, filing and furnishing of such amendment or supplement shall be at the expense of the Underwriters.

         (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the International Managers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

         (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (h) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectuses, the Company will not, without the prior written consent of the Global Coordinator, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose or transfer any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or under the U.S. Purchase Agreement, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectuses, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectuses, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan, (E) the issuance of options under the Company's stock option plan and the exercise by the Company's employees of their rights relating thereto or (F) the filing of a registration statement on Form S-8 under the 1933 Act relating to Common Stock pursuant to the Company's stock option plan.

         (i) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

         SECTION 4.        Payment of Expenses.

         (a) Expenses. The Company and Mettler, jointly and severally, will pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the U.S. Underwriters and the International Managers, (iv) the fees and disbursements of the Company's and the Selling Shareholder's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto (such fees and expenses of counsel not to exceed $5,000.00), (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities and (x) the fees and expenses incurred in connection with the listing of the Securities on the NYSE.

         (b) Expenses of the Selling Shareholders. Except as provided in Section 4(a) above, the Selling Shareholders, severally and not jointly, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the International Managers, and their transfer between the Underwriters pursuant to an agreement between such Underwriters.

         (c) Termination of Agreement. If this Agreement is terminated by the International Managers in accordance with the provisions of Section 5(s) or
Section 9(a)(i) or Section 11 hereof, the Company and Mettler shall reimburse the International Managers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the International Managers.

         SECTION 5. Conditions of International Managers' Obligations. The obligations of the several International Managers hereunder are subject to the accuracy in all material respects of the representations and warranties of the Company, Mettler and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company, Mettler or any subsidiary of the Company or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and Mettler of their respective covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the International Managers. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

         (b) Opinion of Counsel for Company. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Fried, Frank, Harris, Shriver & Jacobson, special counsel for the Company and the Selling Shareholders, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers to the effect set forth in Exhibit A hereto and to such further effect as counsel to the International Managers may reasonably request.

         (c) Opinion of German Counsel for the Company. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Bruckhaus Westrick Stegemann, special German counsel for the Company, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers to the effect set forth in Exhibit B hereto and to such further effect as counsel to the International Managers may reasonably request, with respect to each direct or indirect subsidiary of the Company or Mettler organized under the laws of Germany.

         (d) Opinion of Swiss Counsel for the Company. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Pestalozzi Gmuer & Patry, special Swiss counsel for the Company, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers to the effect set forth in Exhibit B hereto and to such further effect as counsel to the International Managers may reasonably request, with respect to each direct or indirect subsidiary of the Company or Mettler organized under the laws of Switzerland.

         (e) Opinion of Christine J. Smith, Esq. At the Closing Time, Lead Managers shall have received the favorable opinion, dated as of the Closing Time, of Christine J. Smith, Esq., in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers to the effect set forth in Exhibit C hereto and to such further effect as counsel to the International Managers may reasonably request.

         (f) Opinion of Counsel for the Selling Shareholders. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of counsel for each of the Selling Shareholders listed on Schedule E hereto, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers to the effect set forth in Exhibit D hereto and to such further effect as counsel to the International Managers reasonably request

         (g) Opinion of Counsel for International Managers. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Debevoise & Plimpton, counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers with respect to the matters set forth in clauses (1),
(2), (5), (6) through (9), inclusive, (10) (solely as to the information in the Prospectus under "Description of Capital Stock--Common Stock") and the first full paragraph of text following clause 19 of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Lead Managers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

         (h) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Lead Managers shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of each of the Company and Mettler, in each case dated as of Closing Time, to the effect that
(i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1(a) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Company and Mettler has complied with all agreements and satisfied all conditions contained in this Agreement and the U.S. Purchase Agreement on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such officer no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

         (i) Certificate of Selling Shareholders. At Closing Time, the Lead Managers shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of each Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

         (j) Litigation Certificate. At Closing Time, the Lead Managers shall have received a certificate of the chief financial officer and the general counsel of the Company, dated as of Closing Time, in form and substance satisfactory to counsel for the International Managers to the effect set forth in Exhibit E.

         (k) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Lead Managers shall have received from KPMG Fides Peat a letter dated such date, in form and substance satisfactory to the Lead Managers, together with signed or reproduced copies of such letter for each of the other International Managers containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

         (l) Bring-down Comfort Letter. At Closing Time, the Lead Managers shall have received from KPMG Fides Peat a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (k) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (m) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the NYSE.

         (n) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (o) Lock-up Agreements; Registration Rights. At the date of this Agreement, the Lead Managers shall have received an agreement substantially in the form of Exhibit F hereto signed by the persons listed on Schedule D hereto. The Company shall have taken all required action so that no person (other than persons whose shares are included in the Registration Statement) who has registration rights or other similar rights relating to Common Stock of the Company to have Common Stock registered pursuant to the Registration Statement shall be permitted to exercise such rights; and no such person who has registration rights or other similar rights relating to the Common Stock of the Company to have Common Stock registered pursuant to the Registration Statement shall have exercised such rights (other than persons whose shares are included in the Registration Statement).

         (p) Purchase of Initial U.S. Securities. Contemporaneously with the purchase by the International Managers of the Initial International Securities under this Agreement, the U.S. Underwriters shall have purchased the Initial U.S. Securities under the U.S. Purchase Agreement.

         (q) Conditions to Purchase of International Option Securities. In the event that the International Managers exercise their option provided in Section 2(b) hereof to purchase all or any portion of the International Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company, any subsidiary of the Company or the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Lead Managers shall have received:

                  (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of each of the Company, Mettler and of the chief financial or chief accounting officer of each of the Company and Mettler confirming that the certificate delivered at the Closing Time pursuant to
         Section 5(h) hereof remains true and correct as of such Date of Delivery.

                  (ii) Certificate of Selling Shareholder. A certificate, dated such Date of Delivery, of an Attorney-in-Fact on behalf of each Selling Shareholder confirming that the certificate delivered at Closing Time pursuant to Section 5(i) remains true and correct as of such Date of Delivery.

                  (iii) Opinion of Counsel for Company. The favorable opinion of Fried, Frank, Harris, Shriver & Jacobson, special counsel for the Company and the Selling Shareholders, in form and substance reasonably satisfactory to counsel for International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                  (iv) Opinion of Christine J. Smith, Esq. The favorable opinion of Christine J. Smith, Esq., dated such Date of Delivery, in form and substance reasonably satisfactory to counsel for the International Managers and otherwise to the same effect as the opinion required by
         Section 5(e) hereof.

                  (v) Opinion of Counsel for Selling Shareholders. The favorable opinion of counsel for each of the Selling Shareholders listed on Schedule E hereto, in form and substance reasonably satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery, and otherwise to the same effect as the opinion required by Section 5(d) hereof.

                  (vi) Opinion of Counsel for International Managers. The favorable opinion of Debevoise & Plimpton, counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
         Section 5(f) hereof.

                  (vii) Opinion of German Counsel for Company. The favorable opinion of Bruckhaus Westrick Stegemann, special German counsel for the Company, in form and substance reasonably satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
         Section 5(c) hereof.

                  (viii) Opinion of Swiss Counsel for Company. The favorable opinion of Pestalozzi Gmuer & Patry, special Swiss counsel for the Company, in form and substance reasonably satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of

         Delivery and otherwise to the same effect as the opinion required by
         Section 5(d) hereof.

                  (ix) Bring-down Comfort Letter. A letter from KPMG Fides Peat, in form and substance satisfactory to the Lead Managers and dated such Date of Delivery, and substantially in the same form and substance as the letter furnished to the Lead Managers pursuant to Section 5(l) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

                  (x) Litigation Certificate. A certificate of the chief financial officer and the general counsel of the Company, dated such Date of Delivery, in form and substance satisfactory to counsel for the International Managers and otherwise to the same effect as the certificate required by Section 5(j) hereof.

         (r) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the International Managers shall have been furnished with such documents and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Lead Managers and counsel for the International Managers.

         (s) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of International Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several International Managers to purchase the relevant Option Securities, may be terminated by the Lead Managers by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6. Indemnification.

         (a) Indemnification of International Managers. Each of the Company, and Mettler, jointly and severally, agrees to indemnify and hold harmless each International Manager and each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company;

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense (a) to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the International Prospectus (or any amendment or supplement thereto) and (b) with respect to any preliminary prospectus to the extent that any such loss, liability, claim, damage or expense of such International Manager results solely from the fact that such International Manager sold Securities to a person as to whom the Company shall establish that there was not sent by commercially reasonable means, at or prior to the written confirmation of such sale, a copy of the International Prospectus in any case where such delivery is required by the 1933 Act, if the Company has previously furnished copies thereof in sufficient quantity to such International Manager and the loss, liability, claim, damage or expense of such International Manager results from an untrue statement or omission of a material fact contained in the preliminary prospectus that was corrected in the International Prospectus.

         Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each International Manager and each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company and Mettler to each International Manager; provided however, that with respect to each Selling Shareholder, the indemnification provision in the paragraph shall be only with respect to the information furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement (or any amendment thereto), including Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary International prospectus or International Prospectus (or any amendment or supplement thereto); and provided, further, that the aggregate liability of any Selling Shareholder pursuant to this paragraph shall be limited to the net proceeds recovered by such Selling Shareholder from the Securities purchased by the Underwriters from such Selling Shareholder pursuant to this Agreement and the U.S. Purchase Agreement; and provided further, that no Selling Shareholder shall be liable for any untrue statement, omission or alleged omission of any other Selling Shareholder.

         (b) Indemnification of Selling Shareholders by the Company and Mettler. The Company and Mettler, jointly and severally, agree to indemnify and hold harmless each of the Selling Shareholders and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act to the same extent that the Company and Mettler have agreed to indemnify and hold harmless each International Manager pursuant to the preceding paragraph; provided, however, the Company and Mettler shall not be liable under this paragraph to the extent any loss, liability, claim, damage or expense described in the preceding paragraph arises out of or is based upon an untrue statement, alleged untrue statement, omission or alleged omission based upon information relating to such Selling Shareholder expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the International Prospectus (or any amendment or supplement thereto).

         (c) Indemnification of Company, Directors and Officers and Selling Shareholders. Each International Manager severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary International Prospectus or the International Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such International Manager through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the International Prospectus (or any amendment or supplement thereto).

         (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Sections 6(b) and 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         (f) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company, Mettler and the Selling Shareholders with respect to indemnification.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, Mettler and the Selling Shareholders on the one hand and the International Managers on the other hand from the offering of the Securities pursuant to this Agreement or
(ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, Mettler and the Selling Shareholders on the one hand and of the International Managers on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company, Mettler and the Selling Shareholders on the one hand and the International Managers on the other hand in connection with the offering of the International Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the International Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by the International Managers, in each case as set forth on the cover of the International Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the International Securities as set forth on such cover.

         The relative fault of the Company, Mettler and the Selling Shareholders on the one hand and the International Managers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, Mettler and the Selling Shareholders on the one hand or by the International Managers on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, Mettler, the Selling Shareholders and the International Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this

Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this
Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, (i) no Selling Stockholder shall be required to contribute any amount in excess of the amount of the total net proceeds received by such Selling Stockholder from the International Securities purchased from such Selling Stockholder and (ii) no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the International Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an International Manager within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such International Manager, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be. The International Managers' respective obligations to contribute pursuant to this
Section 7 are several in proportion to the number of Initial International Securities set forth opposite their respective names in Schedule A hereto and not joint.

         The provisions of this Section shall not affect any agreement among the Company, Mettler and the Selling Shareholders with respect to contribution.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, Mettler, any subsidiaries of the Company or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any International Manager or controlling person, or by or on behalf of the Company, Mettler or the Selling Shareholders, and shall survive delivery of the Securities to the International Managers.

         SECTION 9. Termination of Agreement.

         (a) Termination; General. The Lead Managers may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the International Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Merrill Lynch, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange, the NYSE or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York or Swiss authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the International Managers. If one or more of the International Managers shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), Merrill Lynch shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Managers, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, Merrill Lynch shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the number of International Securities to be purchased on such date, each of the non-defaulting International Managers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting International Managers, or

                  (b) if the number of Defaulted Securities exceeds 10% of the number of International Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the

         International Managers purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting International Manager.

         No action taken pursuant to this Section shall relieve any defaulting International Manager from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the International Managers to purchase and the Company to sell the relevant International Option Securities, as the case may be, either (i) the Lead Managers or (ii) any Selling Shareholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "International Manager" includes any person substituted for an International Manager under this Section 10.

         SECTION 11. Default by one or more of the Selling Shareholders. (a) If a Selling Shareholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which such Selling Shareholders are obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the International Managers may, at option of the Lead Managers, by notice from the Lead Managers to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (b) elect to purchase the Securities which the non-defaulting Selling Shareholders have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

         In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Lead Managers. the Company and the non-defaulting Selling Shareholders shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

         SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the International Managers shall be directed to the Lead Managers c/o Merrill Lynch at North Tower, World Financial Center, New York, New York 10281-1201, attention of Syndicate Operations, with a copy to Debevoise & Plimpton, 875 Third

Avenue, New York, New York 10022, Attention: James C. Scoville; notices to the Company and Mettler shall be directed to the Company at Mettler-Toledo International Inc., Im Langacher, P.O. Box MT-100, CH 8606 Greifensee, Switzerland, Attention: William P. Donnelly, with a copy to Fried, Frank, Harris, Shriver & Jacobson, 4 Chiswell Street, London, EC1Y 4UP, Attention:
Timothy E. Peterson; and notices to the Selling Shareholders shall be delivered to AEA Investors Inc., 65 East 55th Street, New York, New York 10022, attention of Christine J. Smith, Esq.

         SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the International Managers, the Company, Mettler and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the International Managers, the Company, Mettler and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the International Managers, the Company, Mettler and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any International Manager shall be deemed to be a successor by reason merely of such purchase.

         SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the International Managers, the Company, Mettler and the Selling Shareholders in accordance with its terms.

                                 Very truly yours,

                                 METTLER-TOLEDO INTERNATIONAL INC.

                                 By:
                                 Name:
                                 Title:

                                 METTLER-TOLEDO, INC.

                                 By:______________________________
                                 Name:
                                 Title:


                                 EACH OF THE SELLING SHAREHOLDERS LISTED
                                 ON SCHEDULE B HERETO



                                 By:______________________________
                                 As Attorney-in-Fact acting on behalf of the
                                 Selling Shareholders named in Schedule B hereto

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH INTERNATIONAL

__________________________________

By: MERRILL LYNCH INTERNATIONAL

By _______________________________
        Authorized Signatory

For themselves and as Lead Managers of the other
International Managers named in Schedule A hereto.

                                   SCHEDULE A


                                                                    Number of
                                                                     Initial
                                                                  International
     Name of International Underwriter                              Securities
     ---------------------------------                            --------------

Merrill Lynch International.....................................

Total...........................................................
                                                                   ===========



                                    Sch A - 1

                                   SCHEDULE B



                                                              Maximum Number
                                        Number of Initial        of Option
                                        Securities to be      Securities to
        Shareholder Name                      Sold               be Sold
        ----------------                -----------------     ---------------

TOTAL



                                    Sch B - 1

                                   SCHEDULE C

                             Shares of Common Stock

                           (Par Value $.01 Per Share)








         1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $______ .

         2. The purchase price per share for the International Securities to be paid by the several International Managers shall be $ ______, being an amount equal to the initial public offering price set forth above less $_____ per share; provided that the purchase price per share for any U.S. Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities.





                                    Sch C - 1

                                   SCHEDULE D

                          List of persons and entities
                               subject to lock-up

Robert F. Spoerry
William P. Donnelly
Karl M. Lang
Lukas Braunschweiler
John D. Robechek
Peter Burker
Thomas Rubbe
Philip Caldwell
Reginald H. Jones
John D. Macomber
Laurence Z.Y. Moh
Thoms P. Salice




Each of the Selling Shareholders listed on Schedule B hereto.




                                    Sch D - 1

                                   SCHEDULE E

                          List of Selling Shareholders
                          delivering opinions pursuant
                          to Sections 5(f) and 5(q)(v)


[To Come ]



                                    Sch E - 1

                                                                      Exhibit A






                        FORM OF OPINION OF FRIED, FRANK,
                        HARRIS, SHRIVER & JACOBSON TO BE
                       DELIVERED PURSUANT TO SECTION 5(b)


                                                              ___________ , 199_


Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
________________________________
  as U.S. Representatives of the several U.S. Underwriters
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Merrill Lynch International
________________________________
  as Lead Managers of the several International Managers
c/o Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London, England, EC2Y 9LY


Ladies and Gentlemen:

         We are acting as special U.S. counsel to Mettler-Toledo International Inc., a Delaware corporation (the "Company"), in connection with the underwritten public offerings of _____________ shares of the Company's Common Stock (the "Shares"), pursuant to (i) a Purchase Agreement (the "U.S. Purchase Agreement"), dated as of __________, 199_, among the Company, certain shareholders of the Company listed on Schedule B to the U.S. Purchase Agreement (the "Selling, Shareholders"), Mettler-Toledo, Inc, a Delaware corporation ("Mettler"), and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, _______________ as representatives of the U.S. Underwriters, and
(ii) an International Purchase Agreement (the "International Purchase Agreement," and together with the U.S. Purchase Agreement, the "Purchase Agreements"), dated as of ________________, 199_, among the Company, the Selling Shareholders, Mettler and Merrill Lynch International, ________________________, as representatives of the International Managers. This opinion is being delivered pursuant to Section 5(b) of each of the Purchase Agreements and simultaneously with the payment by the Underwriters to the Selling Shareholders for the Shares. Except as provided herein, all capitalized terms used herein which are defined in the Purchase Agreement have the respective meanings specified therein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

         In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, its subsidiaries and the Selling Shareholders, such certificates of public officials and such other documents, and (iii) reviewed such information from officers and representatives of the Company and its subsidiaries, Selling Shareholders and others, in each case, as we have deemed necessary or appropriate for the purposes of this opinion. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, the statements made in the certificates of officers of the Company and its subsidiaries and the Selling Shareholders delivered to us, the representations and warranties contained in the Purchase Agreements and the Custody Agreements and certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company, its subsidiaries, Selling Shareholders and others, and assume compliance on the part of all parties to the Purchase Agreements with their covenants and agreements contained therein. With respect to the opinions expressed in paragraph 3 below, we have relied solely upon a certificate or certificates of public officials of such jurisdictions, copies of which have been provided to you. With respect to the opinion expressed in paragraph 7 below regarding the effectiveness of the Registration Statement and the absence of any stop orders or proceedings for that purpose, we are relying upon the oral advice of the staff of the U.S. Securities and Exchange Commission (the "Commission"). To the extent it may be relevant to the opinions expressed herein, (i) we have assumed that the Power of Attorney and Custody Agreement of each Selling Shareholder has been duly authorized, executed and delivered by each party thereto and constitutes a valid and binding agreement of each such party other than such Selling Shareholder and (ii) we are relying upon oral advice of the staff of the Securities and Exchange Commission (the "Commission") that the Commission has issued an order declaring the Registration Statement (File No. _________) effective.

         Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

                  1. The Company has been duly incorporated and the Company and Mettler are validly existing as corporations in good standing under the laws of the State of Delaware.

                  2. Each of the Company and Mettler has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under the Purchase Agreements.

                  3. Each of the Company and Mettler is duly qualified as a foreign corporation to transact business and is in good standing in the states listed on Schedule I to this opinion.

                  4. The authorized capital stock of the Company is as set forth in the Prospectuses under the caption "Capitalization."

                  5. All the outstanding shares of Common Stock (including the Shares to be sold by the Selling Shareholders) have been duly authorized and are validly issued, fully paid and non-assessable.

                  6. Each of the Purchase Agreements has been duly authorized, executed and delivered by the Company and Mettler.

                  7. The Registration Statement has been declared effective under the 1933 Act; any required filing of the Prospectuses pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

                  8. The Registration Statement, including the Rule 430A Information and the Prospectuses as of their respective effective or issue dates (other than the financial statements, notes and schedules thereto and other financial data included therein or omitted therefrom, as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                  9. The form of certificate used to evidence the Common Stock complies in all material respects with all applicable requirements of the Delaware General Corporation Law, with any applicable requirements of the Amended and Restated Certificate of Incorporation and amended By-laws of the Company and the requirements of the NYSE.

                  10. The information in the Prospectuses under "Description of Capital Stock," "Description of Credit Agreement "and "Certain United States Federal Tax Considerations For Non-United States Holders" and in the Registration Statement under Item 15, in each case to the extent that such information constitutes matters of law, summaries of legal matters or documents, has been reviewed by us and is correct in all material respects.

                  11. To our knowledge, there is not pending or threatened any action, suit, proceeding inquiry or investigation, to which the Company or Mettler is a party, or to which the property of the Company or Mettler is subject, before or brought by any New York, Delaware or federal court or New York, Delaware or federal governmental agency or body, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Purchase Agreements.

                  12. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any New York, Delaware or federal court or governmental authority or New York, Delaware or federal agency, is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreements or for the offering, sale or delivery of the Shares except such as have been obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws.

                  13. The execution and delivery by the Company and Mettler of, and the performance by their Company and Mettler of their obligations under, the Purchase Agreements did not and will not (i) contravene any provision of the certificates of incorporation and by-laws, in each case as amended, as the case may be, of the Company or Mettler, (ii) contravene any agreement or other instrument binding upon the Company or any of its subsidiaries that is listed as an exhibit to the Registration Statement or (iii) violate (x) any present statute, rule or regulation of any governmental agency or authority of the United States of America or the State of New York or Delaware (as it relates to the General Corporation Law of the State of Delaware) applicable to the Company or any subsidiary, or (y) any judgment or decree or order of any court or governmental agency or body of the United States of America or the State of New York or Delaware (as it relates to the General Corporation Law of the State of Delaware) known to us; provided, however, that we express no opinion with respect to any violation, breach or default arising under or based upon any cross-default provision insofar as such violation relates to a default under an agreement that is not an exhibit to the Registration Statement.

                  14. The Company is not an "investment company" as such term is defined in the 1940 Act.

                  15. The Purchase Agreements have been duly authorized, executed and delivered by or on behalf of the Selling Shareholders.

                  16. The Power of Attorney and Custody Agreement of each Selling Shareholder constitutes a valid and binding agreement of such Selling Shareholder, subject to limitations imposed by federal or state securities laws or principles of public policy to enforcement of rights to indemnification and contribution.

                  17. The execution and delivery by or on behalf of each Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, the Purchase Agreements and the Power of Attorney and Custody Agreement of such Selling Shareholder will not contravene any provision of the laws of the State of Delaware (as it relates to the General Corporation Law of the State of Delaware), the State of New York or the federal laws of the United States applicable to each Selling Shareholder, provided that the foregoing opinion is limited to such laws which, in our experience, are normally applicable to public offerings of securities of the type contemplated by the Purchase Agreements excluding laws that are applicable to any Selling Shareholder solely because of its specific status (including regulatory status), other than its status as a selling shareholder.

                  18. No consent, approval, authorization or order of or qualification by the State of Delaware (as it relates to the General Corporation Law of the State of Delaware), State of New York or any federal governmental body or agency is required for the performance by such Selling Shareholder of its obligations under the Purchase Agreements or the Power of Attorney and Custody Agreement of such Selling Shareholder, except such as have been obtained under the 1933 Act or such as may be required by the securities or blue sky laws, in connection with the purchase and distribution of the Shares by the U.S. Underwriters, provided that the foregoing opinion is limited to such consents, approvals, authorizations, orders or qualifications which, in our experience, are normally applicable to public offerings of securities of the type contemplated by the Purchase Agreements excluding consents, approvals, authorizations, orders or qualifications that are applicable to any Selling Shareholder solely because of its specific status (including regulatory status), other than its status as a selling shareholder.

                  19. Upon (i) payment for the Shares as provided in the Purchase Agreements, (ii) registration of the transfer of the Shares to, and registration of the Shares in the name of, Cede & Co. ("Cede") or such other nominee as may be designated by the Depository Trust Company ("DTC") and (iii) the crediting of the Shares on the books of DTC to the securities accounts
         (within the meaning of Section 8-501 of the Uniform Commercial Code as currently in effect in the State of New York ("the UCC")) of the various Underwriters (assuming that each of the Underwriters lacks notice of any "adverse claim" (within the meaning of Section 8-102 of the UCC) to the Shares), (a) the Underwriters will acquire valid "security entitlements" in respect of the Shares (within the meaning of Section 8-102 of the UCC) and (b) no action based on any "adverse claim" (within the meaning of Section 8-102 of the UCC) to the Shares may be asserted against the Underwriters with respect to such security entitlements.

         In addition, in the course of the preparation by the Company of the Registration Statement and the Prospectuses, we participated in conferences with certain of the officers and representatives of, and the independent public accountants for, the Company, at which the Registration Statement and the Prospectuses were discussed. Between the date of effectiveness of the Registration Statement and the time of delivery of this letter, we attended additional conferences with certain of the officers and representatives of the Company, at which the contents of the Registration Statement and Prospectuses were discussed to a limited extent. Given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, we are not passing upon or assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses, except as specified in paragraph 10. Subject to the foregoing and on the basis of the information gained in the performance of the services referred to above, including information obtained from officers and other representatives of, and the independent public accountants for, the Company, no facts have come to our attention that cause us to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectuses as of their date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Also, subject to the foregoing, no facts have come to our attention in the course of proceedings described in the second sentence of this paragraph that cause us to believe that the Prospectuses, as of the date and time of delivery of this letter, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading. We express no view or belief, however, with respect to financial statements, notes or schedules thereto or other financial data included in or omitted from the Registration Statement or Prospectuses.

         The opinions set forth above are subject to the following additional qualifications and assumptions:

         (A) Our opinion is subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether such principles are considered in a proceeding at law or equity.

         (B) Our opinion is subject to the effect of, and we express no opinion with respect to the application of or compliance with, state securities or Blue Sky laws.

         (C) For purposes of paragraphs 12, 13, 17 and 18 above, we have reviewed only those statutes, rules and regulations that in our experience are applicable to transactions of the type contemplated by the Purchase Agreements or for the offering, issuance, sale or delivery of the Shares.

         (D) For purposes of the opinion set forth in paragraph 11 above, we have endeavored, to the extent we have believed necessary, to determine from lawyers currently in our firm who have performed substantive legal services for the Company and Mettler whether such services involved substantive attention in the form of legal representation concerning pending legal proceedings of the nature referred to in such paragraph 11 and we have not made any review, search or investigation of public files or records or files or records of the Company or Mettler, or of their transactions, or any other investigation or inquiry with respect to such opinion.

         (E) We have assumed for purposes of the opinion set forth in paragraph 19 that (i) the registration of the transfer of the Shares to, and the registration of the Shares in the name of, Cede or another nominee designated by DTC, in each case on the Company's share transfer records, have been effected in accordance with the Company's Certificate of Incorporation and By-laws and with Delaware law, (ii) DTC is registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC and (iii) DTC's "securities intermediary's jurisdiction" (within the meaning of Section 8-110(e) of the UCC) with respect to securities accounts established by DTC and any security entitlements in respect of the financial assets credited thereto is the State of New York.

         The opinions expressed herein are limited to the federal laws of the United States of America and the laws of the State of New York, and to the extent relevant to the opinions expressed above the General Corporation Law of the State of Delaware, as currently in effect. To the extent such opinion contains assumptions, conditions and limitations we arc incorporating such assumptions, conditions and limitations herein. We assume no obligations to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

         The opinions expressed herein are solely for your benefit and may not be relied upon in any manner or for any purpose by any other person and may not be quoted in whole or in part without our prior written consent.

                                Very truly yours,

                    FRIED, FRANK, HARRIS, SHRIVER & JACOBSON

                                   SCHEDULE I



Mettler-Toldeo International Inc.

None

Mettler-Toldeo, Inc.

[To Come]

                                                                      Exhibit B






                       FORM OF LOCAL COUNSEL OPINION TO BE
                   DELIVERED PURSUANT TO SECTIONS 5(c) AND (d)


         i Each of [names of local subsidiaries] (collectively, the "Subsidiaries") has been duly incorporated and is validly existing as a corporation [in good standing]1 under laws of ______________, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to our knowledge, is owned by ____________; to our knowledge, none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary arising under the laws of __________________ for the charter or by-laws of such Subsidiary.

         ii The execution, delivery and performance of the U.S. Purchase Agreement and the International Purchase Agreement and the consummation of the transactions contemplated in the U.S. Purchase Agreement, the International Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use Of Proceeds"), and the compliance by the Company, Holdings, and Mettler with their respective obligations under the U.S. Purchase Agreement and the International Purchase Agreement, do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(x) of the Purchase Agreements) under, or result in the creation or imposition of any Liens upon any property or assets of any Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which a Subsidiary is a party or by which any of them may be bound, or to which any of the property or assets of the Subsidiaries is subject (except for Liens under the Credit Agreement and the Working Capital Facilities and such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Subsidiaries, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court of _________________ having jurisdiction over the Subsidiaries or any of their respective properties, assets or operations.


--------
1 If concept is recognized in local jurisdiction.

                                                                      Exhibit C






                FORM OF OPINION OF CHRISTINE J. SMITH, ESQ. TO BE
                       DELIVERED PURSUANT TO SECTION 5(E)

         (i) To my knowledge, the Company is not in violation of its Amended and Restated Certificate of Incorporation or amended By-laws.

         (ii) To my knowledge, there are no persons with registration rights or other similar rights arising under the Amended and Restated Certificate of Incorporation or amended By-laws of the Company or the corporation laws of the State of New York, Delaware General Corporation Law or United States federal securities laws to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act, except for persons who have waived such rights or whose shares are included in the Registration Statement.

         (iii) The Custody Agreement and Power of Attorney of such Selling Stockholder has been duly authorized, executed and delivered by or on behalf of each Selling Stockholder.

         (iv) The execution, delivery and performance of the U.S. Purchase Agreement, the International Purchase Agreement and the Custody Agreement and Power of Attorney by or on behalf of such Selling Stockholder have been duly authorized by all necessary action on the part of such Selling Stockholder and, if applicable, do not and will not result in a violation of the charter or by-laws of such Selling Stockholder, and, to the best of such counsel's knowledge, without independent investment other than inquiry of such Selling Stockholder, do not and will not contravene or constitute a default under (A) any statute, rule or regulation relating to such Selling Stockholder or its legal or regulatory status, (B) any material judgment, order, decree, injunction or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Selling Stockholder or (C) any material contract, agreement or other instrument to which such Selling Stockholder is a party or by which it is bound.

                                                                       Exhibit D






            FORM OF OPINION OF COUNSEL FOR THE SELLING SHAREHOLDER(S)
                    TO BE DELIVERED PURSUANT TO SECTION 5(f)


                (Capitalized terms have the meaning given to them
                         in the U.S. Purchase Agreement)

         (i) The Custody Agreement and Power of Attorney of such Selling Stockholder has been duly authorized, executed and delivered by or on behalf of each Selling Stockholder.

         (ii) The execution, delivery and performance of the U.S. Purchase Agreement, the International Purchase Agreement and the Custody Agreement and Power of Attorney by or on behalf of such Selling Stockholder have been duly authorized by all necessary action on the part of such Selling Stockholder and, if applicable, do not and will not result in a violation of the charter or by-laws of such Selling Stockholder, and, to the best of such counsel's knowledge, without independent investment other than inquiry of such Selling Stockholder, do not and will not contravene or constitute a default under (A) any statute, rule or regulation relating to such Selling Stockholder or its legal or regulatory status, (B) any material judgment, order, decree, injunction or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Selling Stockholder or (C) any material contract, agreement or other instrument to which such Selling Stockholder is a party or by which it is bound.

                                                                       Exhibit E









               [Letterhead of Mettler-Toledo International Inc..]


                             Litigation Certificate


         The undersigned, William P. Donnelly, hereby certifies that he is the Chief Financial Officer and James Bellerjeau, hereby certifies that he is the General Counsel of Mettler-Toledo International Inc., a Delaware corporation (the "Company"), and that, as such, we are authorized to execute and deliver this Certificate on behalf of the Company and, with reference to the Section 5(j) of the U.S. Purchase Agreement (the "U.S. Purchase Agreement"), dated _________________, among the Company, Mettler-Toledo, Inc. ("Mettler-Toledo"), a Delaware corporation, the Selling Shareholders listed in Schedule B thereto, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, _________________, as representatives of the underwriters listed in Schedule A to the U.S. Purchase Agreement, and Section 5(j) of the International Purchase Agreement (the "International Purchase Agreement" and together with the U.S. Purchase Agreement, the "Purchase Agreements"), dated ______________, 199_, among the Company, Mettler-Toledo, the Selling Shareholders listed in Schedule __ thereto, Merrill Lynch International, ____________________, as lead managers to the underwriters listed in Schedule A to the International Purchase Agreement, further certify, represent and warrant on behalf of the Company as follows (each capitalized term used herein without definition having the same meaning specified in the Purchase Agreements):

         (a) to the best of our knowledge, based upon certifications made by officers of the Company and its subsidiaries in the form attached hereto as Exhibit A, the undersigned have set forth in Exhibit B attached hereto all actions, suits, proceedings, inquiries or investigations before or brought by any court or governmental agency or body, domestic or foreign, pending or threatened against or affecting the Company or any of its subsidiaries, at the [Closing Time][Date of Delivery], where the maximum level of liability is equal to or greater than $250,000;

         (b) we further certify, represent and warrant on behalf of the Company that none of such actions, suits, proceedings, inquiries or investigations set forth in Exhibit B would reasonably be expected to have a Material Adverse Effect or would reasonably be expected to materially or adversely affect the property or assets of the Company or its subsidiaries or the consummation of the transactions contemplated in the Purchase Agreements or the performance by the Company or Mettler-Toledo of its obligations hereunder or thereunder; and

         (c) to the best of our knowledge, except as set forth on Exhibit B hereto, there are no actions, suits, proceedings, inquiries or investigations before or brought by any court or governmental agency or body, domestic or foreign, pending or threatened against or affecting the Company or its subsidiaries, at the [Closing Time][Date of Delivery], where the maximum level of liability is equal to or greater than $250,000 or that would otherwise be reasonably expected to materially or adversely affect the property or assets of the Company or its subsidiaries or the consummation of the transactions contemplated in the Purchase Agreements or the performance by the Company or Mettler-Toledo of its obligations hereunder and thereunder.

WITNESS the signature of the undersigned this ________ day of ____________,199_.



                                            ___________________________________
                                            By:    William P. Donnelly
                                            Title: Chief Financial Officer


                                            ___________________________________
                                            By:    James Bellerjeau
                                            Title: General Counsel

                                                                      Exhibit F






                   [FORM OF LOCK-UP PURSUANT TO SECTION 5(o)]


                                                          ________________, 199_

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
_____________________________
    as Representatives of the several U.S. Underwriters
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

MERRILL LYNCH INTERNATIONAL
_____________________________
    as Representatives of the several International Underwriters
c/o Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London, England, EC2Y 9LY

Mettler-Toledo International Inc.
Im Langacher
P.O. Box MT-100
CH 8606, Greifensee, Switzerland

         Re: Proposed Public Offering Mettler-Toledo International Inc.

Dear Sirs:

         The undersigned, a [stockholder] [and an officer and/or director] of Mettler-Toledo International Inc., a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), ____________________ propose to enter into a U.S. Purchase Agreement (the "U.S. Purchase Agreement") with the Company and the Selling Shareholders, and Merrill Lynch International, ________________ propose to enter into an International Purchase Agreement (the "International Purchase Agreement") with the Company and the Selling Shareholders, each providing for the public offering (the "Offerings") of shares (the "Securities") of the Company's common stock, par value $.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the U.S. Purchase Agreement or the International Purchase

Agreement that, during a period of 90 days from the date of the U.S.
Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock (except through gifts to persons, trusts or other entities who agree in writing to be bound by the restrictions of this letter), or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided, however, that (i) the Company may file a registration statement on Form S-8 under the Securities Act of 1933 relating to Common Stock of the Company issued pursuant to the Company's stock option plan (the "Stock Plan"), and (ii) employees of the Company may exercise rights to acquire Common Stock pursuant to the Stock Plan.

                                Sincerely,

                                IF INDIVIDUAL:

                                Print Name

                                Signature

                                IF CORPORATION, PARTNERSHIP OR TRUST:


                                [print or type name of entity]

                                By:

                                Name:

                                Title:



                                      F-2